UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2014

UHF Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-49729	38-1740889
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Chunshugou Luanzhuang Village
 Zhuolu County, Zhangjiakou
 Hebei Province, China, 075600
 (Address of principal executive offices)

86-313-6732526
 (Registrant's telephone number, including area code)

c/o Unity Venture Capital Associates Ltd.
825 Third Avenue
New York, New York 10022
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

On June 24, 2014, certain of our directors, officers, principal stockholders and two other stockholders sold a total of 11,024,444 shares of our common stock, representing approximately 95% of our then outstanding shares of common stock, to HC Consulting Limited, a Hong Kong entity (“HC Consulting”), pursuant to a Stock Purchase Agreement dated as of June 19, 2014 (the “HC Consulting Transaction”). As a result, HC Consulting became the principal stockholder of the Company. The following individuals and entities sold the number of shares indicated below to HC Consulting in the HC Consulting Transaction:

Name of Record Stockholder	Name of Beneficial Owner	Position	Number of Shares
Frontera Holdings Limited Partnership	Omar Cunha	Director, CEO and President	1,986,248

Lawrence Burstein	Lawrence Burstein	Director, Treasurer and Secretary	1,986,250

WIT Global Services Inc.	Sidney Levy	Director	1,986,248

Nissen Investments LLC	Selmo Nissenbaum	---	1,986,248

Peter van Voorst Vader	Peter van Voorst Vader	---	1,986,248

Shelly Schoppe	Shelly Schoppe	----	546,601

Wayne Brannan	Wayne Brannan	----	546,601

On June 24, 2014, in conjunction with the closing of the HC Transaction, our then Board of Directors elected Changkui Zhu and Zhengting Deng as directors of the Company, and Mr. Zhu as Chief Executive Officer and Mr. Deng as Chief Financial Officer, of the Company, effective upon the closing, and Messrs. Cunha and Burstein resigned all of their positions with the Company, and Messrs. Levy and Vincent J. McGill resigned as directors of the Company, effective at the closing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Office

On June 24, 2014, in conjunction with the closing of the HC Transaction, our then Board of Directors elected Changkui Zhu and Zhengting Deng as directors of the Company, and Mr. Zhu as Chief Executive Officer and Mr. Deng as Chief Financial Officer, of the Company, effective upon the closing, and Messrs. Cunha and Burstein resigned all of their positions with the Company, and Messrs. Levy and Vincent J. McGill resigned as directors of the Company, effective at the closing.

Mr. Changkui Zhu, age 51, the chief executive of officer of our company, has been CEO of Zhuolu Jinxin Mining Co., Ltd. since 2009. Mr. Zhu has over 15 years of experience in production and quality control in the mining industry. From 1997 to 2009 Mr. Zhu was a Vice President of Shandong Dashan Mining Co., Ltd.  In such capacity Mr. Zhu evaluated the economic feasibility of prospective mines and designed exploration projects. In addition, he monitored daily mining activities, provided technical support and designed safety training programs. In 1986, Mr. Zhu graduated from Tianjin Second Institute of Light Industry with a degree in mining.

Mr. Zhengting Deng, age 48, the chief financial officer of our company, has been the chief accountant of Zhuolu Jinxin Mining Co., Ltd. since January 2010.  From 2007 to 2010, Mr. Deng was an independent financial consultant. As an independent consultant, Mr. Deng assisted various companies in establishing internal control systems and effectuating improvements to their organizational structure and corporate accounting systems. From 1995 to 2006, Mr. Deng was a financial manager in Shenzhen Xindawei Printing Co., Ltd. Mr. Deng graduated from Zhongnan University in 1987 with a bachelor’s degree in Economics and Law.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of June 19, 2014 among certain directors, officers and other stockholders of the Company and HC Consulting Limited.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TARGET ACQUISITIONS I, INC.

Date: June 27, 2014	By:	/s/ Changkui Zhu
Changkui Zhu Chief Executive Officer (Principal Executive Officer)

	By:	/s/ Zhengting Deng
Zhengting Deng Chief Financial Officer (Principal Financial Officer)